EXHIBIT 3.129
OFFICE OF THE SECRETARY OF STATE
CERTIFIED COPY OF ALL DOCUMENTS ON FILE
CERTIFICATE
I THE UNDERSIGNED, Secretary of State of the State of Oklahoma, do hereby certify that, to the date of this certificate, the attached is a true and correct copy of all documents on file in this office as described below of
NAME OF ENTITY
KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC
DOCUMENT TYPE DOCUMENT FILING DATE
Annual Reports December 19, 2006
Trade Name Report February 06, 2006
Articles of Organization January 04, 2006
IN TESTIMONY WHEREOF, 1 hereunto set my hand and affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City, this 2nd, day of July, 2007.
/s/M. Susan Savage
Secretary Of State
FILED — Oklahoma Secretary of State #3512092198 12/19/2006 16:15
OKLAHOMA Secretary of State Electronic Filing
Annual Report
Document Number 6342650002 Submit Date — 12/19/2006
Pursuant to Title 18, Oklahoma Statutes, Section 2055:2, every domestic limited liability company and every foreign limited liability company registered to do business in this state shall file an Annual Certificate each year in the Office of the Secretary of State: The certificate shall confirm it is an active business and must include its principal place of business address:
The name of the limited liability company is:
KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC
If different, the name under which the limited liability company was registered in the state of Oklahoma:

The state or other jurisdiction of its formation: OK
Is the Limited Liability Company active? YES
The street address of the principal place of business address, wherever located:
4000 MERIDIAN BLVD:
FRANKLIN, TN 37067 USA
The annual certificate is due on the first day of July each year and will have a fee of $25.00:
A limited liability company that neglects, refuses, or fails to file the annual certificate within sixty (60) days after the date due shall cease to be in good standing as a domestic limited liability company or registered as a foreign limited liability company in this state:
Signature of Member or Manager:
I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla: Statutes Section 15-101, et seq:
Exact Business Entity Name:
KAY COUNTY HOSPITAL CORPORATION — SOLE MEMBER
Signature: Title:
ROBIN J KECK ASST: SECRETARY
[End Of Image]
FILED — Oklahoma Secretary of State #3512092198 02/0612006 14:41
02/06/2006 11:28 AM
OKLAHOMA SECRETARY OF STATE
TRADE NAME REPORT
OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd:, Room 101,
State Capitol Building
Oklahoma City, Oklahoma 73105-4897

(405) 522-4560
The undersigned business entity, in order to do business in Oklahoma under a name other than its legal name, hereby submits the following trade name report pursuant to Title 18, Oklahoma Statutes, Section 1140:
1. The trade name under which the business is carried on in Oklahoma is: Ponca City Medical Center
(The trade name must be different than the legal name listed in Item 4 below.)
2. Business is carried on under such trade name at the following address(es):
1900 North 14th
Ponca City, Oklahoma 74601
3. A brief description of the kind of business being transacted under such trade name:
Healthcare services
4. The legal name of the “corporation or business entity” doing business under the trade name is: Kay County Oklahoma Hospital Company, LLC
5. The type of “business entity” filing the trade name report is (check one of the following):
☐ corporation ☐ business trust ☐ common law trust
☑ limited liability company ☐ unincorporated business ☐ partnership
6. The business entity was formed in the state of: Oklahoma
(REVERSE SIDE OF FORM MUST BE SIGNED AND DATED.)
COMPLETE ONLY THE ACKNOWLEDGMENT WHICH APPLIES TO THE BUSINESS ENTITY FILING THIS TRADE NAME REPORT.
BUSINESS ENTITY ACKNOWLEDGEMENT
I/we, being duly authorized to sign on behalf of the above named business entity, do hereby execute this report on the 30 day of January 2006
By: Kay County Hospital , its Sole Member
Signature /s/Robin J. Keck
Type or Print Name Robin J. Keck
Title Assistant Secretary

CORPORATION ACKNOWLEDGMENT
I/we, being duly authorized to sign on behalf of the above named corporation, do hereby execute this report on the            day of
by its President
ATTEST:
by its Secretary

OFFICE OF THE SECRETARY OF STATE
State of Oklahoma
CERTIFICATE
OF
LIMITED LIABILITY COMPANY
WHEREAS, the Articles of Organization of
KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC
an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.
NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.
IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma:
Filed in the city of Oklahoma City this 4th day, of January, 2006.
/s/M. Susan Savage
Secretary of State

FILED — Oklahoma Secretary of State #3512092198 01/04/2006 09:41
01/04/2006 08:57 AM
OKLAHOMA SECRETARY OF STATE
ARTICLES OF ORGANIZATION
OF AN
OKLAHOMA LIMITED LIABILITY COMPANY
TO: OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capita/ Building
Oklahoma City, Oklahoma 731054897
(405) 522-4560
The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 0.S., Section 2004, does hereby execute the following articles:
I. The name of the limited liability company (Note; The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co:):
Kay County Oklahoma Hospital Company, LLC
2. The street address of its principal place of business, wherever located:
7100 Commerce Way, Suite 100, Brentwood, Tennessee 37027
Street address City State Zip Code
3. The name and street address of the resident agent in the state of Oklahoma:
National Registered Agents. Inc. of OK, 115 Southwest 89th Street, Oklahoma City, OK 73139-8505
Name Street Address City StateZip Code
(P.O: Boxes are not acceptable.)
4. The term of existence: perpetual
Articles of organization must be signed by at /east one person who need not be a member of the limited liability company.

Dated: January 4, 2008
Signature: /s/ Robin J. Keck
Type or Print Name: Robin J. Keck, Organizer
Address; 7100 Commerce Way, Suite 100, Brentwood, Tennessee 37027